UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

August 13, 2007
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DEVRY INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Lane, Suite 1000 Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

(630) 571-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

DeVry has implemented a revision in the presentation of the Consolidated Statements of Income. Investment interest income has been removed as a component of Revenues. This revision provides a better presentation of operating income and comparison of interest income and interest expense. Interest income is now displayed along with interest expense above Income Before Income Taxes and Cumulative Effect of Change in Accounting on the Consolidated Statements of Income. Interest expense was previously presented as a separate component of Operating Costs and Expenses. This revision also results in the establishment of an Operating Income line on the Consolidated Statements of Income. Included as Exhibit 99.1 to this Form 8-K are revised Consolidated Statements of Income and segment information for the past three fiscal years in total and for fiscal years 2007 and 2006 by quarter.

Item 9.01	Financial Statements and Exhibits

99.1	Revised Consolidated Statements of Income and Segment Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date: August 13, 2007	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Revised Consolidated Statements of Income and Segment Information